UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

PREMIER AIR CHARTER HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56312	99-0385465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2006 Palomar Airport Road, Suite 210, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

858-239-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2026, Matt Aune notified the Board of Directors (the “Board”) of Premier Air Charter Holdings Inc. (the “Company”) of his resignation as the Company’s Chief Financial Officer and principal financial officer, effective immediately, for personal reasons. Mr. Aune’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, Mr. Aune is not entitled to any severance or other separation payments or benefits. The nonstatutory stock option to purchase 1,500,000 shares of the Company’s common stock granted to Mr. Aune on June 22, 2026 under the Company’s 2025 Omnibus Equity Incentive Plan was unvested as of the effective date of his resignation and was forfeited in its entirety in accordance with its terms.

Effective October 20, 2026, the Board designated Sandra J. Bonar, the Company’s Chief Executive Officer, to serve as the Company’s interim principal financial officer and principal accounting officer, in addition to her existing role, until a permanent successor is appointed. The Company has commenced a search for a permanent Chief Financial Officer.

Ms. Bonar, age 61, has served as the Company’s Chief Executive Officer since March 2025 and previously served as the Company’s principal financial officer and principal accounting officer prior to Mr. Aune’s appointment in June 2026. Ms. Bonar served as Chairman of the Board from March 2025 to May 2025. Since 2015, she has served as the Chief Executive Officer and owner of TIPP Investments LLC, a real estate holding company and the Company’s principal stockholder. Since 2020, she has served as the owner, President and Chief Executive Officer of Hungry Squirrel, which offers keto-friendly products, and of Clovis Glass Co Inc., which provides glass repair services, and since 2013 she has served as the owner and Chief Executive Officer of Grand Restaurant Group, which manages five restaurant locations. Ms. Bonar received a B.A. in Organizational Management from Fresno Pacific University.

There are no arrangements or understandings between Ms. Bonar and any other person pursuant to which she was designated to serve as interim principal financial officer and principal accounting officer. Ms. Bonar will not receive any additional compensation in connection with her service in these interim roles. Ross David Gourdie, the Company’s President, Secretary and Treasurer, is the son-in-law of Ms. Bonar. Except as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent periodic reports filed with the Securities and Exchange Commission, there are no transactions between the Company and Ms. Bonar that would be required to be reported under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER AIR CHARTER HOLDINGS INC.

Date: October 23, 2026	By:	/s/ Sandra Bonar
	Name:	Sandra Bonar
	Title:	Chief Executive Officer

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